Exhibit 99.2

Draft | Subject to Material Revision

Confidential Settlement Communication

Subject to FRE 408 and Equivalents

SETTLEMENT PROPOSAL TERM SHEET – FEBRUARY 6, 2025

Key Dates	• Agreement in Principle: February 10, 2025
• Targeted Close: March 1, 2025

Settlement Amount	$341.1 million

Form of Consideration	• Cash: $68.2 million down payment, paid at close (20% of Settlement Amount)

• New First Lien Secured Note: $272.9 million, issued at close (Settlement Amount net of 20% cash payment at close)

Releases	Full releases

TERMS FOR NEW FIRST LIEN SECURED NOTE
TERMS FOR NEW FIRST LIEN SECURED NOTE

Estimated Issue Date	March 1, 2025

Amount	$272.9 million.

Maturity	December 31, 2025

Issuer	The Hertz Corporation

Obligors	Same as existing 12.625% First Lien Senior Secured Notes Due 2029

Coupon	Payable in cash at 10.00% on 7/31/2025, 9/30/2025, and 12/31/2025

Collateral/Priority	Same as existing 12.625% First Lien Senior Secured Notes Due 2029

Mandatory Amortization	• $34.1 million (10% of Settlement Amount) due 7/31/2025
• $68.2 million (20% of Settlement Amount) due 9/30/2025
• $170.6 million (50% of Settlement Amount) due 12/31/2025 (i.e., at maturity)

Call Protection	Callable at 105% of par, plus accrued but unpaid interest, outside Mandatory Amortization schedule noted above

Covenants	TBD